Exhibit 10.11
AMENDMENT TO EMPLOYMENT AGREEMENT
     This Amendment to Employment Agreement dated as of June 5, 2008 (this “Amendment”) is entered into by and between The Greenbrier Companies, Inc. (“Company”) and William A. Furman (“Employee”) and amends that certain Employment Agreement between such parties dated as of September 1, 2004, as previously amended of May 11, 2006 and November 1, 2006 (the “Employment Agreement”). The purpose of this Amendment is to ensure that the requirements of Internal Revenue Code §409A are satisfied, to the extent the Agreement is subject to such Code requirements, and to conform the change of control provisions to those used in the Company’s plans and agreements generally. To accomplish these purposes, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
     1. Definition of Change in Control. The definition of “Change in Control” in Section 5.7(c)(iv)(A) of the Agreement is amended by replacing “50 percent” with “30 percent” in that paragraph.
     2. Change of Control Period. The definition of “Change of Control Period” in Section 5.7(c)(iii) of the Agreement is amended to read as follows:
“Change of Control Period” shall mean the period commencing on the effective date of a Change of Control and ending on the second anniversary of such date.”
     3. Six-Month Payment Delay. A new Section 5.7(e) is added to the Agreement, to read as follows:
     “(e). Six-Month Payment Delay.
Notwithstanding any other provision of this Agreement to the contrary, in the event that Employee is determined to be a “specified employee” within the meaning of Treas. Reg. §1.409A-1(i), then no severance payments shall be made to the Employee pursuant to Section 5 of this Agreement before the date that is six months after the date of the Employee’s separation from service, as that term is defined in Treas. Reg. §1.409A-1(h).”
Amendment to Employment Agreement

     Except as hereby amended, the Employment Agreement shall remain in full force and effect.

THE GREENBRIER COMPANIES, INC.
By:	/s/ Mark J. Rittenbaum
Mark Rittenbaum, Chief Financial Officer

/s/ William A. Furman
William A. Furman

Amendment to Employment Agreement